EXHIBIT (a)(1)(P)

                          NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
                                       OF
                               VIRBAC CORPORATION
            PURSUANT TO THE OFFER TO PURCHASE DATED AUGUST 18, 2006,
              THE FIRST SUPPLEMENT THERETO DATED SEPTEMBER 8, 2006
                                       AND
              THE SECOND SUPPLEMENT THERETO DATED OCTOBER 17, 2006
                                       BY
                            LABOGROUP HOLDING, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                                   VIRBAC S.A.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

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       THE AMENDED OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
NEW YORK CITY TIME, ON OCTOBER 31, 2006, UNLESS THE AMENDED OFFER IS EXTENDED
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This revised (salmon) Notice of Guaranteed Delivery, or one substantially in the form hereof (including the original (green) Notice of Guaranteed Delivery), must be used to accept the Amended Offer (as defined below) (i) if certificates ("Virbac Corp. Certificates") evidencing shares of Common Stock, par value $.01 per share (the "Shares"), of Virbac Corp., Inc., a Delaware corporation, are not immediately available, (ii) if Virbac Corp. Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 - "Terms of the Amended Offer" of the the Second Supplement), or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See
Section 3 - "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase and Section 3 of the Second Supplement.

                    The Depositary for the Amended Offer is:

                          MELLON INVESTOR SERVICES LLC

           BY MAIL:                   BY OVERNIGHT COURIER:              BY HAND DELIVERY:
 Mellon Investor Services LLC      Mellon Investor Services LLC    Mellon Investor Services LLC
  Attn: Reorganization Dept.        Attn: Reorganization Dept.      Attn: Reorganization Dept.
          PO Box 3301                  480 Washington Blvd.          120 Broadway, 13th floor
   South Hackensack NJ 07606            Mail Drop - Reorg                New York NY 10271
                                       Jersey City NJ 07310

                                    BY FACSIMILE TRANSMISSION:
                                 (For Eligible Institutions Only)
                                          (201) 680-4626

                                    CONFIRM RECEIPT BY CALLING:
                                          (201) 680-4860

DELIVERY OF THIS REVISED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A REVISED
(GOLD) OR ORIGINAL (BLUE) LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE REVISED (GOLD) OR ORIGINAL (BLUE) LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the revised (gold) or original (blue) Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and Virbac Corp. Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                   THE GUARANTEE ON PAGE 3 MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Labogroup Holding, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France, upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 18, 2006 (the "Offer to Purchase"), the Supplement to the Offer to Purchase, dated September 8, 2006 (the "First Supplement"), in each case as previously amended by amendments to Schedule TO filed with the Securities and Exchange Commission, the Second Supplement to the Offer to Purchase, dated October 17, 2006 (the "Second Supplement") and the related revised (gold) Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 - "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

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NUMBER OF SHARES: _________________________

CERTIFICATE NOS. (if available) __________________

                                __________________

                                __________________

CHECK BOX IF SHARES WILL BE TENDERED BY BOOK ENTRY TRANSFER [ ]

THE DEPOSITORY TRUST COMPANY ACCOUNT NO.: __________________________________

NAMES OF RECORD HOLDERS

____________________________________________________________________________

____________________________________________________________________________
                               (PLEASE PRINT)

ADDRESS:____________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________
                             (INCLUDE ZIP CODE)

AREA CODE AND TELEPHONE NO.: (_____) ______-___________

SIGNATURE(S)

X___________________________________________________________________________

X___________________________________________________________________________

Dated: _________________ 2006

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

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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Virbac Corp. Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a revised (gold) or original (blue) Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents (or an Agent's Message, as defined in Section 2 of the Offer to Purchase, in the case of a book-entry transfer), all within three Nasdaq Capital Market trading days of the date hereof.

_____________________________________      _____________________________________
            Name of Firm                            Authorized Signature

Address:_____________________________      Name:________________________________
                                                         Please Print

_____________________________________      Title:_______________________________
        (INCLUDE ZIP CODE)

AREA CODE AND
TELEPHONE NO.: (____) ___ - _______        Dated:______________, 2006

             DO NOT SEND VIRBAC CORP. CERTIFICATES WITH THIS NOTICE.

        VIRBAC CORP. CERTIFICATES SHOULD BE SENT WITH YOUR REVISED (GOLD)
                    OR ORIGINAL (BLUE) LETTER OF TRANSMITTAL.

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